EXHIBIT 99.16
POWER OF ATTORNEY
RELATING TO MERBAU INVESTORS OFFSHORE HOLDINGS II, L.P.

KNOW ALL PERSONS BY THESE PRESENTS MERBAU INVESTORS OFFSHORE HOLDINGS II, L.P. (the “Company”) does hereby make, constitute and appoint each of Stephanie Snyder, Jerry Li, Abdul Khayum, Terry Mosher, Rachel Fraizer, Javier Gonzalez, Terrance Grey, and Andres Gonzalez (and any other  employee of The Goldman Sachs Group, Inc. or one of its affiliates designated in writing by one of the attorneys-in-fact), acting individually, its true and  lawful attorney, to execute and deliver in its name and on its behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended, the “Act”), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, giving and granting unto  each said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the Company might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of April 15, 2020.

MERBAU INVESTORS OFFSHORE HOLDINGS II, L.P.

By:	MB Advisors Ltd
Its general partner

By:	GSAM Gen-Par, L.L.C.
Its sole director

By:	/s/ Helen A. Crowley
Name:	Helen A. Crowley
Title:	Authorized Signatory and Managing Director